EXHIBIT 99.1

FOR:            HEALTHCARE TECHNOLOGIES LTD.

CONTACT:        Eran Rotem CFO
                +972-3-9277232/3

PRNEWSWIRE      Mrs. Rakefet Sudri PR Newswire Israel
CONTACT:        info@prnewswire.co.il
                DL  +972-77-2005042
                F   +972-77-2005043
                M   +972-52-4308081

        HEALTHCARE TECHNOLOGIES LTD. (NASDAQ: HCTL) ANNOUNCES RECEIPT OF
                             NASDAQ DELISTING NOTICE

New York, NY, January 10, 2008 - Healthcare Technologies Ltd., (the "Company") today announced that it received a letter dated January 7, 2008 from the Staff of the Listing Qualifications Department (the "Staff Determination") of The NASDAQ Stock Market LLC, which indicated that because the Staff believes that the Company's Plan of Arrangement with NexGen Biofuels, Inc., which closed on December 31, 2007, constituted a reverse merger, the surviving entity is required to submit an initial listing application and satisfy Nasdaq's initial listing standards. On September 7, 2007, NexGen Biofuels, Ltd. submitted its listing application. However, the application was not approved because, among other things, the Company did not meet the minimum $4 bid price requirement for initial listing. Accordingly, the Company's securities will be delisted from The NASDAQ Stock Market. In that regard, unless the Company requests an appeal of this determination, NASDAQ will suspend trading of the Company's securities on the Capital Market at the opening of business on January 16, 2008.

In response, the Company intends to timely request a hearing before a NASDAQ Listing Qualifications Panel to address the Staff Determination and seek continued listing in accordance with applicable NASDAQ rules. The Company's hearing request will stay any delisting action pending the issuance of a decision by the Panel following the hearing.

In the event that the Company's appeal is unsuccessful, the Company believes that its ordinary shares will be eligible for trading on the OTC Bulletin Board, subject to the filing of a Form 211 by a market maker.

For more information on NexGen Biofuels, visit www.nexgenbiofuels.net


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SAFE HARBOR: THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS
WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. WITH THE EXCEPTION OF HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENT MADE BY OR ON BEHALF OF HEALTHCARE TECHNOLOGIES LTD. READERS ARE REFERRED TO THE DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE FORM 8-K FILED ON JANUARY 7, 2008 THAT IDENTIFIES IMPORTANT RISKS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS.